Exhibit 99.1

CommScope Appoints Pease as Chief Financial Officer

Brings Extensive Leadership Experience and Global Financial Expertise

HICKORY, N.C., March 28, 2018 – Alexander W. Pease has been named executive vice president and chief financial officer of CommScope, a global leader in infrastructure solutions for communications networks, effective April 2. Pease succeeds Mark Olson, who, as previously announced, is retiring from the company.

Pease is an experienced leader who brings to CommScope more than 18 years of extensive financial and operational experience across a wide range of industries, including serving as CFO at two publicly-owned companies. Pease most recently served as executive vice president and CFO of Snyder’s-Lance, a global consumer packaged goods company based in Charlotte. Prior to that, Pease was a principal in McKinsey & Company’s global corporate finance and business functions practice, after serving as senior vice president and CFO at EnPro Industries, where he oversaw six operating divisions in addition to the finance, accounting, strategy and development, global supply chain and information technology functions.

“We are delighted to have someone of Alex’s caliber take on the CFO role at CommScope,” said Eddie Edwards, president and chief executive officer, CommScope. “Following an extensive review of internal and external candidates, it was clear that Alex will bring exceptional leadership experience across a range of industries and a global and strategic perspective to CommScope. We are confident he is the right leader to bolster our ongoing efforts to accelerate growth, expand margins and drive shareholder value.”

“With CommScope’s strong financial history, technology leadership, impressive track record of M&A, and the numerous emerging opportunities in the industry, now is certainly an exciting time to step into this role,” said Pease. “Throughout my career, I have been focused on developing strategic paths to drive growth and enhancing performance through collaboration, speed and agility. I look forward to working with this incredibly talented team as we continue to position CommScope for long-term success and value creation.”

Pease began his career at McKinsey in roles of increasing responsibility across the global operations, risk and finance practices, where he focused on capital productivity, portfolio allocation and capital investment strategy and execution. Pease served in the United States Navy as a SEAL Platoon Commander of SEAL Team Four for six years. He has a MBA from the Tuck School of Business at Dartmouth College and graduated with honors and distinction from the United States Naval Academy with a Bachelor of Science degree.

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About CommScope:

CommScope (NASDAQ: COMM) helps companies around the world design, build and manage their wired and wireless networks. Our vast portfolio of network infrastructure includes some of the world’s most robust and innovative wireless and fiber optic solutions. Our talented and experienced global team is driven to help customers increase bandwidth; maximize existing capacity; improve network performance and availability; increase energy efficiency; and simplify technology migration. You will find our solutions in the largest buildings, venues and outdoor spaces; in data centers and buildings of all shapes, sizes and complexity; at wireless cell sites; in telecom central offices and cable headends; in FTTx deployments; and in airports, trains, and tunnels. Vital networks around the world run on CommScope solutions.

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This press release includes forward-looking statements that are based on information currently available to management, management’s beliefs, as well as on a number of assumptions concerning future events. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected. In providing forward-looking statements, the company does not intend, and is not undertaking any obligation or duty, to update these statements as a result of new information, future events or otherwise.

News Media Contact:

Rick Aspan

+1 708-236-6568 or publicrelations@commscope.com

Financial Contact:

Jennifer Crawford

+1 828-323-4970

Source: CommScope